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                                                                   EXHIBIT 10.40

         Each of the following executive officers of the Company have made promissory notes in favor of the Company (as successor to the Company's former subsidiaries) on substantially the terms set forth in the promissory note attached hereto on the dates, for the principal amounts and at the interest rates set forth below:

NAME OF EXECUTIVE        DATE OF EXECUTION          AGGREGATE
OFFICER                                             PRINCIPAL AMOUNTS     INTEREST RATE
Steven H. Holtzman       May 1998                   $31,690               5.73%
                         July 1998 and 1999

Mark J. Levin            May 1998 and January 1999  $23,699               5.69%

John Maraganore          May 1998                   $269,398.82           5.60%


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                  SECURED PROMISSORY NOTE AND PLEDGE AGREEMENT

$[Principal Amount]                                     [Date]
                                                        Cambridge, Massachusetts

         FOR VALUE RECEIVED, the undersigned [Name], promises to pay to [Name of Subsidiary], a Delaware corporation (the "Company"), the principal sum of $[Principal Amount], together with interest, compounded on each anniversary of the date hereof, at the rate of [insert the IRS applicable federal interest rate for mid-term instruments for month in which Note is issued] per year until paid in full. All principal and interest will be due and payable on earlier to occur of:

                  (i) ________ __, 200__ [5 years from the date of issuance of the Stock Option Agreement]; and

                  (ii) the date on which the undersigned ceases (regardless of the reason therefor) to be employed by (a) the Company, (b) its parent, Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Parent"), or (c) any present or future subsidiary corporation of the Parent or the Company.

From and after the occurrence of a default hereunder, this Note shall bear interest at the rate of [insert applicable interest rate plus 2 percentage points] until paid in full.

         SECURITY INTEREST. The undersigned, as security for payment of this Note and the Damage Amount set forth in Section 3(d) of that certain Stock Restriction Agreement of even date between the Company and the undersigned (the "Restriction Agreement"), hereby grants a first priority security interest in and assigns and pledges to the Company, together with any and all dividends, distributions or other proceeds thereof, ___ shares of Common Stock of the Company (represented by certificate no. __) (the "Shares"). The undersigned agrees to cause all non-cash dividends and distributions with respect to the Shares to be distributed directly to the Company, to be held by the Company as part of the Shares. The undersigned acknowledges and understands that the Company's only duty with respect to the Shares is to exercise reasonable care to secure the safe custody of the Shares.

         DEFAULT. This Note will become immediately due and payable, without any prior notice or demand to the undersigned by the Company, upon the occurrence at any time of any of the following: (a) the undersigned's failure to pay when due any principal or interest under this Note; (b) if bankruptcy, reorganization, receivership or insolvency proceedings are instituted by or against the undersigned; (c) the death or incapacity of the undersigned; or (d) any representation or warranty set forth herein or in the Restriction Agreement is no longer true or correct. If any of the events listed in items (a) through (d) above occur, the Company may, in its sole discretion, resort to any and all remedies available to a secured party under the Uniform Commercial Code as enacted and in effect from time to time, in the Commonwealth of Massachusetts or under applicable law (which shall include the sale of the Shares). Furthermore, the Company may sell all or any part of the Shares at a public or private sale, exercise all rights with respect to the Shares as if the Company were the absolute owner (including the right to vote the Shares), or take title to the Shares. The exercise by the Company of any one or more remedies shall not preclude the Company from exercising any other remedies it may have, it being acknowledged that all such rights and remedies are cumulative. The undersigned acknowledges that the Company may be unable to effect a public sale of all or part of the Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a restricted group of purchasers at prices and on terms less favorable to the seller than if sold at public sales and that private sales shall be deemed to be made in a commercially reasonable manner notwithstanding that such a private sale may result in a lower sale price. In the event the Company sells the Shares, the proceeds will first be applied to the payment of any expenses of the sale, including brokerage commissions, counsel fees, taxes and any other charges or expenses incurred by the Company pertaining to the sale; and, second, to satisfy any unpaid amounts due under this Note; and, third, the surplus (if any) will be paid to the undersigned.

         INDEMNIFICATION; COSTS AND EXPENSES. The undersigned agrees to compensate the Company and hold it harmless from and against any loss, liability, damage, expense, cost and reasonable attorney fees incurred by the Company in exercising its rights or remedies under this Note or defending or protecting the security interest created hereunder. Any such compensation will be paid by the undersigned upon demand by the Company, become part of the obligation secured by the Shares and bear interest at the rate provided in this Note.

         ESCROW. The undersigned irrevocably directs the Company, upon payment in full of this Note, to deliver to such person who has been named by the Company to act as escrow agent pursuant to the Joint Escrow Instructions attached as EXHIBIT B to the certain Stock Restriction Agreement dated ________ __, ____ [insert date of Stock Restriction Agreement] by and between the undersigned and the Company, the attached Assignment Separate from Certificate and the certificate(s) evidencing the Shares, to be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions. The undersigned acknowledges and agrees that prior to payment in full of this Note, the Shares are being held by the Company solely as a secured party and pledgee thereof and not for the benefit of the undersigned or as escrow agent pursuant to the Joint Escrow Instructions.

         NOTICES. All notices hereunder to the undersigned or the Company will be sent by United States first class or certified or registered mail, postage prepaid, or by telecopy or by hand; if to the Company at 238 Main Street, Cambridge, Massachusetts 02142; and to the undersigned at such address as has been furnished to the Company from time to time.

         MISCELLANEOUS. The security interest in the Shares and the other provisions of this Note that are related to the security interest in the Shares will be binding upon any heirs, executors, administrators or other transferees of the undersigned. None of the terms or provisions of this Note may be excluded, modified or amended except in writing signed by the undersigned and the Company. All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts (except for its conflict of laws) and this Note is executed as an instrument under seal.


WITNESS:                                         BORROWER:


By:_____________________________         ________________________________
     Signature                                   Signature

     Address:________________________

_____________________________


Agreed and acknowledged as of the date
first written above.

[Name of Subsidiary]


By:___________________________________________
     Title: